Exhibit 99.1

FOR IMMEDIATE RELEASE

At Johnson Outdoors Inc.
David Johnson                                                                           Cynthia Georgeson
VP & Chief Financial Officer                                                 VP - Worldwide Communication
 262-631-6600                                                                                 262-631-6600

JOHNSON OUTDOORS ANNOUNCES CASH DIVIDEND

RACINE, WISCONSIN, October 8, 2013…..Johnson Outdoors Inc. (Nasdaq: JOUT), a global leader in innovative outdoor recreation equipment products, today announced approval by the Board of Directors of a quarterly cash dividend.  The dividend approved by the Board anticipates a total annual payout of $0.30 per share on the Company’s outstanding shares of Class A common stock, payable through a quarterly cash dividend of $0.075 per Class A share.  An estimated total annual payout of $0.27 per share of the Company’s outstanding shares of Class B common stock is also anticipated, payable through a quarterly cash dividend of $0.068 per Class B share.   The first quarterly cash dividend is payable on November 7, 2013 to shareholders of record at the close of business on October 24, 2013.

“Over the past five years we have outpaced our markets and competitors, steadily growing profits faster than sales and enhancing the value of Johnson Outdoors for investors.  Our consistently strong financial performance, disciplined balance sheet management and healthy cash position enables us to continue to make smart, strategic investments in future growth, and to simultaneously pay a dividend to our shareholders.  We are very pleased to return a portion of earnings to shareholders as we drive forward with our plans for continued success in the future,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

“We evaluated a number of ways to further enhance value for shareholders, with a clear focus on our ability to do so consistently going forward.  We believe we are on a clear path of sustained profitable growth, with the strength and capabilities to deliver strong financial performance now and in the future,” added David W. Johnson, Vice President and Chief Financial Officer.

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends will be subject to determination by the Board of Directors each quarter after its review of the Company’s financial performance and other relevant factors.

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ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation equipment company that turns ideas into adventure with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Gear.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Carlisle® paddles; Extrasport® personal flotation devices; Minn Kota® motors; Cannon® downriggers; Humminbird® marine electronics; LakeMaster® electronic charts; SCUBAPRO® and SUBGEAR® dive equipment; Silva® compasses; Jetboil® outdoor cooking systems; and Eureka!® camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; the Company’s continued success in implementing its strategic plan, including its targeted sales growth platforms and focus on innovation; the Company’s success in integrating strategic acquisitions; litigation costs related to actions of and disputes with third parties, including competitors; the Company’s continued success in working capital management and cost-structure reductions; the Company’s ongoing success in meeting financial covenants in its credit agreements with lenders; risk of future write-downs of goodwill or other intangible assets; ability of the Company’s customers to meet payment obligations; movements in foreign currencies, interest rates and commodity costs; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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